UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip Code)

(615) 465-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information under Item 8.01 below is incorporated by reference into this Item 7.01.

Item 8.01 Other Information

On November 14, 2011, Community Health Systems, Inc. (the “Company”) announced the offering of $1.0 billion aggregate principal amount of senior notes, to be issued by its wholly-owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”). A copy of the press release making this announcement is attached hereto as Exhibit 99.1, and incorporated by reference herein.

In addition, after a one-day marketing period, on November 14, 2011, the Issuer priced the above described offering. The $1.0 billion aggregate principal amount of senior notes will be issued at an 8% per annum coupon and with a maturity date of November 15, 2019. The notes will be issued at an issue price of 100%. The Company expects the offering to close on November 22, 2011, subject to customary closing conditions.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Community Health Systems, Inc. press release dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: November 14, 2011	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Community Health Systems, Inc. press release dated November 14, 2011.

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